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                                  Exhibit 11.0
                              Roslyn Bancorp, Inc.
                 Statement Re: Computation of Per Share Earnings
               (In thousands, except share and per share amounts)


                                                     Three Months         Three Months
                                                        Ended                 Ended
                                                    September 30,         September 30,
                                                         1999                 1998
                                                  ----------------      ---------------
Net income                                         $       27,591        $      24,893
                                                  ----------------      ---------------

Weighted average common shares outstanding             73,293,701           72,162,946
                                                  ----------------      ---------------

Basic earnings per common share                    $         0.38        $        0.34
                                                  ================      ===============

Weighted average common shares outstanding             73,293,701           72,162,946

Potential common stock due to dilutive
   effect of stock options                              1,123,256            1,590,579
                                                  ----------------      ---------------

Total shares for diluted earnings per share            74,416,957           73,753,525
                                                  ----------------      ---------------

Diluted earnings per common share                  $         0.37        $        0.34
                                                  ================      ===============




                                                     Nine Months           Nine Months
                                                        Ended                 Ended
                                                    September 30,         September 30,
                                                         1999                 1998
                                                  ----------------      ---------------

Net (loss)/income                                  $       (6,833)       $      71,019
                                                  ----------------      ---------------

Weighted average common shares outstanding             72,887,331           72,681,887
                                                  ----------------      ---------------

Basic (loss)/earnings per common share             $        (0.09)       $        0.98
                                                  ================      ===============

Weighted average common shares outstanding             72,887,331           72,681,887

Potential common stock due to dilutive
   effect of stock options                              1,136,857            1,678,409
                                                  ----------------      ---------------

Total shares for diluted earnings per share            74,024,188           74,360,296
                                                  ----------------      ---------------

Diluted (loss)/earnings per common share           $        (0.09)       $        0.96
                                                  ================      ===============
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